EXHIBIT 23.2


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of International Nursing Services, Inc. on Form S-3 of our report dated March 27, 1996, included in the Annual Report on Form 10-KSB of International Nursing Services, Inc. for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.



                              Ehrhardt Keefe Steiner & Hottman PC


September 17, 1996
Denver, Colorado